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                                                                   Exhibit 10.39

                                 Verisity Ltd.
                                (the "Company")

                           Directed Share Plan 2000
                           ------------------------

1.  Purpose
    -------

    The Purpose of this plan (the "Plan") is to reward the employees of the Company for their contribution to the Company's success, by enabling them to purchase directly from FleetBoston Robertson Stephens Inc. (the "Underwriters") Ordinary Shares NIS 0.01 par value each of the Company (the "Ordinary Shares") within the framework and as part of the contemplated initial public offering of the Company's shares (the "IPO").

2.  Administration of the Plan
    --------------------------

    The Chief Executive Officer (the "CEO") and the Chief Financial Officer (the "CFO") of the Company be, and each of them further is, authorized and directed, for and on behalf of the Company, to administer this Plan in all respects. Without derogating from the generality of the above, the CEO and the CFO shall be entitled to suspend, terminate or cancel this Plan or any part hereof, replace and/or determine further provisions and sub-plans in addition to this Plan, determine any other plan in lieu of this Plan and determine any provision and do anything in connection with this Plan, and their interpretation and construction of any provision of this Plan shall be final and conclusive unless otherwise determined by the Board of Directors of the Company.

3.  Eligible Employees and Participants
    -----------------------------------

    Each employee employed with the Company on October 10, 2000 and whose employment has not been terminated prior to the IPO, shall be offered the opportunity to participate in this Plan and to purchase directly from the Underwriters Ordinary Shares hereunder (each such employee shall be referred to hereafter as "Eligible Employee". Each Eligible Employee who have elected to participate in this Plan and to purchase Ordinary Shares hereunder shall be referred to hereafter as "Participant").

4.  Number of Shares and Purchase Price
    -----------------------------------

    Each Eligible Employee shall be entitled to purchase within the framework of this Plan 250 Ordinary Shares on an `all-or-nothing' basis, meaning that he or she may either elect to purchase 250 Ordinary Shares or not to purchase all and any Ordinary Shares hereunder.

    The price to be paid for each Ordinary Share (the "Purchase Price") shall be the same price as the price for the public in the IPO, as shall be determined on the pricing of the IPO. For the removal of doubt, the Purchase Price shall not be reduced by any discount (including underwriters discount), reduction or the like.
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5.  Offering Procedure and Distribution of Shares
    ---------------------------------------------

    The offering procedure and the distribution of the Ordinary Shares to the Participants, including but without limitation the offering of the Ordinary Shares to the Eligible Employees, the allocation of the Ordinary Shares between the Eligible Employees and the collection of payment for the Ordinary Shares shall be made by and shall be at the sole responsibility of the Underwriters, provided however that the offering and allocation of the Ordinary Shares between the Eligible Employees as per the above shall be made in accordance with the details of such Eligible Employees, as shall be provided to the Underwriters by the Company and, provided further, that the offering of the Ordinary Shares to the Eligible Employees shall only be made after the shares of the Company are listed for trading on Nasdaq.

6.  Tax Consequences
    ----------------

    Any tax consequences arising from the participation in this Plan, from the payment for the Ordinary Shares covered thereby or from any other event or act (of the Company, the Underwriters or the Participant) hereunder, to the extent any such tax consequences arise, shall be borne solely by the Participant. Each Participant shall indemnify the Company and the Underwriters and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment.

7.  No Social Benefits
    ------------------

    Any income attributed to the Participants as a result of this Plan, to the extent any such income attributed, shall not be taken into account when computing the basis of the Participants' entitlement to any social benefits. Without derogating from the generality of the above, that income shall not be taken into account in computing mangers insurance, vocational studies fund, provident funds, severance pay, holiday pay and the like. If the Company is legally obliged to take any of the above into account, as income which is to be attributed to the Participant, the Participant will indemnify the Company in respect of any expense sustained by it in such respect.

8.  Continuance of Employment
    -------------------------

    Nothing in this Plan shall be construed to impose any obligation on the Company to continue any employee's employment with it, to confer upon an employee any right to continue in the employment of the Company or to restrict the right of the Company to terminate such employment at any time.

9.  Rights Not Assignable
    ---------------------

    The rights of the Eligible Employee hereunder or any of them shall not be assignable, transferable or given as collateral and no right with respect to them may be given to any third party whatsoever, and such rights shall be exercisable only by the Eligible Employee.

    The Ordinary Shares purchased hereunder shall not be subject to lockup, unless and to the extent required by the Underwriters.
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10.  Condition Precedent
     -------------------

    This Plan is subject to the closing of the IPO on or before February 28, 2001, and in the event that the IPO is not so closed by February 28, 2001 this Plan will be null and void for any and all purpose.

    In addition, the actual offering of Ordinary Shares to Eligible Employees hereunder is subject to the grant by the Israeli Securities Authority to the Company of an exemption pursuant to the Israeli Securities Law, 5728 - 1968, with respect to such offering.

11.  Governing Law & Jurisdiction
     ----------------------------

    This Plan shall be exclusively governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Plan.